UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 18, 2005
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Trenton Crossing, McAllen, Texas

On February 18, 2005, we purchased 215,220 of gross leasable square feet of a 249,635 of square foot shopping center known as Trenton Crossing. The center is located at 10th Street and Trenton Road in McAllen, Texas.

We purchased this portion of the property from an unaffiliated third party. Our acquisition cost for the portion we purchased was approximately $29,212,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for the portion we purchased was approximately $136 per square foot of leasable space.

We purchased this portion of the property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to the portion we purchased over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Hobby Lobby, Ross Dress For Less, Marshalls and Bealls, each lease more than 10% of the total gross leasable area of the portion of the property we purchased. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Hobby Lobby	55,000	26	6.50	09/03	09/18

Ross Dress For Less	30,187	14	9.00	01/04	01/14

Marshalls	30,000	14	8.75	11/03	11/13

Bealls	25,000	12	8.50	11/03	01/19

For federal income tax purposes, the depreciable basis in the portion of the property we purchased will be approximately $21,909,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Trenton Crossing was built in 2003. As of February 1, 2005, the portion of the property we purchased was 86% occupied, with a total 214,060 square feet leased to 19 tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Rack Room Shoes	6,000	11/08	90,000	15.00
Cingular Wireless	2,500	12/08	56,256	22.50
Dollar Tree	14,960	01/09	134,640	9.00
Check N Go	1,500	04/09	31,500	21.00
T Nails	1,192	04/09	23,844	20.00
H&R Block	1,538	04/09	30,756	20.00
Game Stop	1,500	04/09	31,500	21.00
Subway	1,500	05/09	30,000	20.00
Dress Barn	8,000	06/09	120,000	15.00
Mattress Firm	4,800	06/09	100,800	21.00
Illusions	2,991	08/09	53,844	18.00
Wells Fargo Bank	2,500	10/09	50,004	20.00
De Pan Bakery	4,042	10/09	80,844	20.00
GNC	1,500	11/09	27,000	18.00
Marshalls	30,000	11/13	262,500	8.75
Ross Dress For Less	30,187	01/14	271,680	9.00
PETsMART	19,350	01/15	232,200	12.00
Hobby Lobby	55,000	09/18	357,504	6.50
Bealls	25,000	01/19	212,496	8.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Item 9.01. Financial Statements, ProForma Financial Information and Exhibits
  Financial Statements

To be subsequently filed for Trenton Crossing under Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	February 18, 2005